EXHIBIT 10.17

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of July 3, 2003, among AMERICAN COLOR GRAPHICS, INC, a New York corporation (the “Company”), and ACG HOLDINGS, INC., a Delaware corporation (the “Parent”; together with the Company and the other Guarantors, the “Grantors” and each individually a “Grantor”), and THE BANK OF NEW YORK, in its capacity as collateral agent (and any successor collateral agent, the “Agent”) for the Holders (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Indenture dated as of the date hereof by and among Company, Parent and The Bank of New York (the “Trustee”) as from time to time amended, restated, supplemented or otherwise modified (the “Indenture”), the Company has authorized issuance from time to time of Senior Second Secured Notes (the  “Notes”) which are guaranteed by Parent and the other Guarantors;

WHEREAS, the Parent and the other Guarantors will receive substantial direct and indirect benefits from the Indenture and the Notes issued thereunder by its wholly-owned subsidiary, the Company;

WHEREAS, the Grantors have agreed to grant a continuing second priority Lien on the Collateral (as hereinafter defined) to secure the Obligations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             DEFINED TERMS.  The following terms shall have the following respective meanings:

“Accounts” means all of each Grantor’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

“Account Debtor” means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Agent’s Commercial Judgment” means the commercially reasonable judgment of the Agent as to credit or, where applicable, other matters, in each case exercised in good faith.

“Chattel Paper” means all of each Grantor’s now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of each Grantor.

“Documents” means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by each Grantor.

“Equipment” means all of each Grantor’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by each Grantor and all of each Grantor’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

“General Intangibles” means all of each Grantor’s now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of each Grantor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to any Grantor in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to any Grantor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which any Grantor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to each Grantor.

“Goods” means all “goods” as defined in the UCC, now owned or hereafter acquired by each Grantor, wherever located, including embedded software to the extent included in “goods” as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Instruments” means all instruments as such term is defined in the UCC, now owned or hereafter acquired by each Grantor.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of July 3, 2003 among the Company, the Agent and Bank of America, N.A. as Senior Agent, as amended, renewed, restated, extended, supplemented or modified from time to time.

“Inventory” means all of each Grantor’s now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in each Grantor’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

“Investment Property” means all of each Grantor’s right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the UCC, now owned or hereafter acquired by each Grantor, including rights to payment or performance under a letter of credit, whether or not such Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

“Material Adverse Effect” means (a) a material adverse effect upon the business, assets, liabilities (actual or contingent), condition (financial or otherwise), prospects or results of operations of (i) the Company or (ii) the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Guarantor to perform its obligations under the Indenture or any Security Document to which it is a party; or (c) a material adverse effect upon the legality validity, binding effect or enforceability against the Company or any Guarantor of the Indenture or any Security Document to which it is a party.

“Mortgage” means, collectively (or individually as the context may indicate), each mortgage or deed of trust delivered on the Closing Date or hereafter entered into in connection with this Agreement to secure all Obligations now existing or hereafter arising, as from time to time modified, amended, supplemented or amended and restated.

“Obligations” shall have the meaning set forth in the Intercreditor Agreement.

“Payment Account” means each bank account established to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Agent or a Grantor, as the Agent may determine, on terms acceptable to the Agent.

“Proprietary Rights” means all of each Grantor’s now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, trademarks, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses, goodwill and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

“Required Holders” means such Holder(s) as are entitled to take action or direct the Trustee pursuant to the terms of the Indenture.

“Software” means all “software” as such term is defined in the UCC, now owned or hereafter acquired by each Grantor, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Supporting Obligations” means all supporting obligations as such term is defined in the UCC.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted “Revised Article 9” of the UCC on or after July 1, 2001.

All other capitalized terms used but not otherwise defined herein have the meanings given to them in the Indenture.  All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

2.             GRANT OF LIEN.

(a)           As security for all Obligations, each Grantor hereby grants to the Agent, for the benefit of the Agent, the Trustee and the Holders, a continuing security interest in, lien on, assignment of and right of set-off against, all of its property and assets (other than motor vehicles and rolling stock), whether now owned or existing or hereafter acquired or arising, regardless of where located, including the following:

(i)            all Accounts;

(ii)           all Inventory;

(iii)          all contract rights;

(iv)          all Chattel Paper;

(v)           all Documents;

(vi)          all Instruments (other than Instruments subject to the Pledge Agreement);

(vii)         all Supporting Obligations and Letter-of-Credit Rights;

(viii)        all General Intangibles (including payment intangibles and Software);

(ix)           all Goods;

(x)            all Equipment;

(xi)           all Investment Property (other than Instruments subject to the Pledge Agreement);

(xii)          all money, cash, cash equivalents, securities and other property of any kind of such Grantor held or controlled directly or indirectly by the Agent (other than Instruments subject to the Pledge Agreement);

(xiii)         all of such Grantor’s Deposit Accounts, credits, and balances with and other claims against any financial institution with which such Grantor maintains deposits, including any Payment Accounts;

(xiv)        all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

(xv)         all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

Anything herein to the contrary notwithstanding, the Collateral shall not include any agreement with a third party existing on the date hereof that prohibits the grant of a Lien on (but not merely the assignment of or of any interest in) such agreement or any of the Grantor’s rights thereunder without the consent of such party or under which a consent to such grant is otherwise required, which consent has not been obtained, except to the extent any such prohibition is made ineffective as a result of Section 9-401, 9-406(d), 9-407, 9-408, or 9-409 of the UCC; provided, however, that the Collateral shall include (A) the Proceeds of the above to the extent such Proceeds are otherwise included in the Collateral, and (B) all items excluded pursuant to this sentence from and after the date on which the requisite consent is obtained.

All of the foregoing, together with the Mortgaged Property, all equity interests in Subsidiaries pledged to the Agent and all other property of the Grantors in which the Agent, the Trustee or any Holder may at any time be granted a Lien as collateral for the Obligations, is herein collectively referred to as the “Collateral.”

(b)           All of the Obligations shall be secured by all of the Collateral.

3.             PERFECTION AND PROTECTION OF SECURITY INTEREST.

(a)           Each of the Grantors shall, at their own expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent’s Liens, including:  (i) executing, delivering and/or filing and recording of the Mortgages and executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Agent; (ii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the collateral for which certificates of title have been issued; (iii) when an Event of Default has occurred and is continuing, transferring Inventory to warehouses or other locations designated by the Agent; (iv) placing notations on such Grantor’s books of account to disclose the Agent’s security interest; and (v) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent’s Liens; provided that on the anniversary of the Closing Date and within 15 days after the Agent’s request therefor, the Company shall furnish the Agent an Opinion of Counsel pursuant to Section 11.04 of the Indenture, whether or not such Opinion of Counsel is required by the TIA.  Each Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement.

(b)           Unless Agent shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities (accompanied by stock papers executed in blank), Chattel Paper and Instruments promptly after such Grantor receives the same.

(c)           If required by the terms of hereof and not waived by Agent in writing (which waiver may be revoked), each Grantor shall obtain authenticated control agreements from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for such Grantor.

(d)           If any Grantor is or becomes the beneficiary of a letter of credit such Grantor shall promptly notify Agent thereof and enter into a tri–party agreement with Agent (or an agent or bailee of Agent) and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to the Payment Account, all in form and substance reasonably satisfactory to Agent.

(e)           Each Grantor shall take all steps necessary to grant the Agent (or an agent or bailee of Agent) control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in the Uniform Electronic Transactions Act.

(f)            Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the State of New York or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Each Grantor agrees to furnish any such information to the Agent promptly upon request.  Each Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

(g)           Each Grantor shall promptly notify Agent of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented by Agent, each Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

(h)           From time to time, each Grantor shall, upon the Agent’s request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral, but any Grantor’s failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to any Grantor.  So long as the Indenture is in effect and until all Obligations have been fully satisfied, the Agent’s Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

(i)            No Reincorporation.  Without limiting the prohibitions on mergers involving the Grantors contained in the Indenture, each Grantor shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof or change its type of entity as identified on Schedule II without the prior written consent of Agent.

(j)            Terminations Amendments Not Authorized.  Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(k)           No Restriction on Payments to Agent.  No Grantor shall enter into any Contract that restricts or prohibits the grant of a security interest in Accounts, Chattel Paper, Instruments or payment intangibles or the proceeds of the foregoing to Agent.

4.             LOCATION OF COLLATERAL.  (a)  Each of the Grantors represents and warrants to the Agent, the Trustee and the Holders that:  (A)  Schedule I is a correct and complete list of the location of its chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b) Schedule I correctly identifies any of such facilities and locations that are not owned by it and sets forth the names of the owners and lessors or sublessors of such facilities and locations.  Each Grantor covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for such Grantor on Schedule I, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule I, unless it gives the Agent at least thirty (30) days’ prior written notice thereof and executes any and all financing statements and other documents that the Agent reasonably requests in connection therewith.

5.             JURISDICTION OF ORGANIZATION.  Schedule II hereto identifies each Grantor’s name as of the Closing Date as it appears in official filings in the state of its incorporation or other organization, the type of entity of such Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such Grantor’s state of incorporation or organization or a statement that no such number has been issued and the jurisdiction in which the such Grantor is incorporated or organized.  Each Grantor has only one state of incorporation or organization.

6.             TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL.  Each Grantor represents and warrants to the Agent, the Trustee and the Holders and agrees with the Agent, the Trustee and the Holders that: (a) such Grantor has rights in and the power to transfer all of the Collateral free and clear of all Liens whatsoever, except for Permitted Liens; (b) the

Agent’s Liens in the Collateral will not be subject to any prior Lien except as set forth in the Indenture; and (c) such Grantor will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.

7.             APPRAISALS.  Company shall provide the Agent with appraisals of the Collateral as Agent may from time to time reasonably request.

8.             ACCESS AND EXAMINATION.  The Grantors shall permit representatives and independent contractors of Agent access to their properties and records from time to time upon the reasonable request of Agent.

9.             COLLATERAL REPORTING.  Each Grantor shall provide the Agent with the following documents at the following times in form satisfactory to the Agent: (a) upon request, copies of invoices in connection with the Grantor’s Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Grantor’s Accounts and for Inventory and Equipment acquired by such Grantor, purchase orders and invoices; (b) upon request, a statement of the balance of each of the Intercompany Accounts; (c) such other reports as to the Collateral of such Grantor as the Agent shall in the Agent’s Commercial Judgment request from time to time; and (d) with the delivery of each of the foregoing, a certificate of such Grantor executed by an officer thereof certifying as to the accuracy and completeness of the foregoing.  If either of the Grantor’s records or reports of the Collateral of type required to be delivered hereunder are prepared by an accounting service or other agent, such Grantor hereby authorizes such service or agent to deliver such records, reports, and related documents (but only to the extent necessary to satisfy the foregoing reporting requirements) to the Agent, for distribution to the Trustee and the Holders.

10.          ACCOUNTS.  Each Grantor hereby represents and warrants to the Agent, the Trustee and the Holders, with respect to such Grantor’s Accounts, that each existing Account represents, and each future Account will represent, a bona fide sale or lease and shipment of goods by such Grantor, or rendition of services by such Grantor, in the ordinary course of such Grantor’s business.

11.          COLLECTION OF ACCOUNTS; PAYMENTS.

(a)           Until the Agent notifies a Grantor to the contrary, the Grantors shall make collection of all Accounts and other Collateral for the Agent, shall receive all payments as the Agent’s trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into a Payment Account established for the account of such Grantor at a Clearing Bank acceptable to the Agent, subject to a Blocked Account Agreement.  On or prior to the date hereof, each Grantor shall establish a lock-box service for collections of Accounts at a Clearing Bank acceptable to the Agent and subject to a Blocked Account Agreement and other documentation acceptable to the Agent.  Each Grantor shall instruct all Account Debtors to make all payments directly to the address established for such service.  If, notwithstanding such instructions, any Grantor receives any proceeds of Accounts, it shall receive such payments as the Agent’s trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct.  All collections received in any lock-box or Payment Account or directly by any Grantor or the

Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Agent’s sole control and withdrawals by any Grantor shall not be permitted.  The Agent or the Agent’s designee may, at any time after the occurrence of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent’s security interest therein, and may collect them directly and charge the collection costs and expenses to the Grantors.  So long as an Event of Default has occurred and is continuing, each Grantor, at the Agent’s request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

(b)           If sales of Inventory are made or services are rendered for cash, each Grantor shall immediately deliver to the Agent or deposit into a Payment Account the cash which such Grantor receives.

12.          INVENTORY; PERPETUAL INVENTORY.

(a)           Each Grantor represents and warrants to the Agent, the Trustee and the Holders and agrees with the Agent, the Trustee and the Holders that all of the Inventory owned by such Grantor is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Grantor’s business, and is and will be fit for such purposes.  Each Grantor will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business.  No Grantor will, without the prior written consent of the Agent, acquire or accept any Inventory on consignment or approval.  Each Grantor agrees that all Inventory produced by such Grantor in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder.  Each Grantor will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent requests.  Each Grantor will maintain a perpetual inventory reporting system at all times, except with respect to Inventory at its Shakopee, Minnesota plant at which it may continue its current inventory reporting system.  No Grantor will, without the Agent’s written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

(b)           Each Grantor shall, at the Agent’s request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

13.          EQUIPMENT.

(a)           Each Grantor represents and warrants to the Agent, the Trustee and the Holders and agrees with the Agent, the Trustee and the Holders that all of the Equipment owned by such Grantor is and will be used or held for use in such Grantor’s business, and is and will be fit for such purposes.  Each Grantor shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

(b)           Each Grantor shall promptly inform the Agent of any material additions to or deletions from the Equipment.  No Grantor shall permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien.  No Grantor will, without the Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.

(c)           Except as permitted under the Indenture, no Grantor shall, without the Agent’s prior written consent, sell, license, lease as a lessor, or otherwise dispose of any of such Grantor’s Equipment.

14.          LOAN DOCUMENTS.  Each Grantor represents and warrants to the Agent, the Trustee and the Holders that as of the date hereof, except as disclosed in the Schedules thereto, the representations and warranties related to such Grantor contained in the Security Documents are true and correct as if such representation and warranty were expressly set forth herein.

15.          DOCUMENTS, INSTRUMENTS, AND CHATTEL PAPER.  Each Grantor represents and warrants to the Agent and the Lenders that (a) all Documents, Instruments, and Chattel Paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine in all material respects, and (b) all goods evidenced by such Documents or Letter of Credit Rights are and will be owned by such Grantor, free and clear of all Liens other than Permitted Liens.  If any Grantor retains possession of any Chattel Paper or Instruments over $25,000 with Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend:  “This writing and the obligations evidenced or served hereby are subject to the security interest of The Bank of New York, as Agent, for the benefit of Agent, the Trustee and certain Holders.”

16.          RIGHT TO CURE.  The Agent may, in its discretion, and shall, at the direction of the Trustee (acting at the direction of the Required Holders, pay any amount or do any act required of any Grantor hereunder or under the Indenture or any other Security Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent’s Liens therein, and which any Grantor fails to pay or do, including payment of any judgment against such Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other Lien upon or with respect to the Collateral; provided, however, that the Agent shall be under no obligation to take any action which in its sole discretion would subject the Agent to personal or financial liability.  Any payment made or other action taken by the Agent under this Section 16 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

17.          POWER OF ATTORNEY.  Each Grantor hereby appoints the Agent and the Agent’s designee as such Grantor’s attorney, with power:  (a) to endorse such Grantor’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent’s or any Lender’s possession; (b) to sign such Grantor’s name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of such Grantor’s mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to such Grantor; (d) so long as any Event of Default has occurred and is continuing, to send requests for verification of Accounts to customers or Account Debtors; (e) to complete in such Grantor’s name or the Agent’s name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (f) to clear Inventory through customs in such Grantor’s name, the Agent’s name or the name of the Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Grantor’s name for such purpose; (g) to the extent that such Grantor’s authorization given in Section 3(g) of this Security Agreement is not sufficient, to file such financing statements with respect to this Security Agreement, with or without such Grantor’s signature, or to file a photocopy of this Security Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in such Grantor’s name such financing statements and amendments thereto and continuation statements which may require such Grantor’s signature; and (h) to do all things necessary to carry out the Indenture and this Security Agreement.  Each Grantor ratifies and approves all acts of such attorney.  None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct.  This power, being coupled with an interest, is irrevocable until the Indenture has been terminated and the Obligations have been fully satisfied.

18.          THE AGENT’S AND HOLDERS’ RIGHTS, DUTIES AND LIABILITIES.

(a)           Each Holder hereby appoints The Bank of New York to act as the Agent for such Person under this Security Agreement and the other Security Documents.  Each Holder hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Security Agreement and the other Security Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and the Agent shall hold all Collateral, charges and collections received pursuant to this Security Agreement, for the ratable benefit of the Holders.  The Agent may perform any of its duties hereunder by or through its agents or employees.  As to any matters not expressly provided for by this Security Agreement (including without limitation, collection of the Notes) the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Trustee or the Required Holders, and such instructions shall be binding; provided, however, that the Agent shall not be required to take any action which in the Agent’s reasonable discretion exposes it to liability or which is contrary to this Security Agreement or the other Security Documents or applicable law unless the Agent is furnished with an indemnification reasonably acceptable to the Agent in its sole discretion with respect thereto and the Agent shall not be responsible for any misconduct or negligence on the part of any agents appointed with due care by the Agent.  The Agent shall have no duties or responsibilities except those expressly set forth in this Security Agreement and the other Security Documents.  The Agent shall not be under any obligation to any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Security Agreement or any of the other Security Documents.  The Agent shall not have by reason of this

Security Agreement a fiduciary relationship in respect of any Holder; and nothing in this Security Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Security Agreement except as expressly set forth herein.

(b)           The Grantors assume jointly and severally all responsibility and liability arising from or relating to the use, sale, license or other disposition of the Collateral.  The Obligations shall not be affected by any failure of the Agent, the Trustee or any Holder to take any steps to perfect the Agent’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Grantor from any of the Obligations.  Following the occurrence and during the continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Required Holders shall, without notice to or consent from any Grantor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Grantor for the Obligations or under the Indenture or any other agreement now or hereafter existing between the Agent and/or the Trustee or any Holder and any Grantor.

(c)           It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder.  None of the Agent, the Trustee nor any Holder shall have any obligation or liability under any contract or license by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent, the Trustee or any Holder of any payment relating to any contract or license pursuant hereto.  None of the Agent, the Trustee nor any Holder shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d)           Agent may at any time after an Event of Default has occurred and be continuing (or if any rights of set-off (other than set-offs against an Account arising under the contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to any Grantor, notify Account Debtors, and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent, for itself and the benefit of the Trustee and the Holders.  Upon the request of Agent, each Grantor shall so notify Account Debtors and other Persons obligated on Collateral.  Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, no Grantor shall give any contrary instructions to such Account Debtor or other Person without Agent’s prior written consent.

(e)           Agent may at any time in the name of any Grantor, or if an Event of Default shall have occurred and be continuing, in Agent’s own name communicate with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Agent’s satisfaction, the existence, amount and terms of Accounts, payment intangibles, Instruments or Chattel Paper.

19.          PATENT, TRADEMARK AND COPYRIGHT COLLATERAL.

(a)           No Grantor has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule III hereto.  This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreement with the United States Copyright Office and filing of the Patent and Trademark Agreements with the United States Patent and Trademark Office, perfected Liens in favor of Agent on the Grantors’ patents, trademarks and copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from the Grantors.  Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent and Trademark Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements, all action necessary or desirable to protect and perfect Agent’s Lien on the Grantors’ patents, trademarks or copyrights shall have been duly taken.

(b)           Each Grantor shall notify Agent immediately if it knows or has reason to know that any application or registration relating to any patent, trademark or copyright (now or hereafter existing) may become abandoned or dedicated, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any patent, trademark or copyright, its right to register the same, or to keep and maintain the same.

(c)           In no event shall any Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent prior written notice thereof, and, upon request of Agent, each Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Agent may request to evidence Agent’s Lien on such patent, trademark or copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(d)           Each Grantor shall take all actions necessary or requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the patents, trademarks and copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor shall determine that such patent, trademark or copyright is not material to the conduct of its business.

(e)           In the event that any of the patent, trademark or copyright Collateral is infringed upon, or misappropriated or diluted by a third party, the Grantor whose property is so infringed upon, or misappropriated or diluted shall notify Agent promptly after such Grantor learns thereof.  Each Grantor shall, unless it shall reasonably determine that such patent, trademark or copyright Collateral is not material to the conduct of its business or operations or such infringement could not reasonably be expected to have a Material Adverse Effect, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall in the Agent’s Commercial Judgment deem appropriate under the circumstances to protect such patent, trademark or copyright Collateral.

20.          COST AND EXPENSES; INDEMNIFICATION.

(a)           The Grantors agrees to pay to the Agent, for its benefit, on demand, all reasonable costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, administration, enforcement, and termination of this Security Agreement or any of the other Security Documents, including: (a) all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent; (b) costs and expenses (including attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Security Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of this Security Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Grantors under the Security Documents that the Grantors fail to pay or take; and (f) costs and expenses of preserving and protecting the Collateral.  The foregoing shall not be construed to limit any other directly contrary provisions of the Security Documents regarding costs and expenses to be paid by any Grantor.

(b)           In any suit, proceeding or action brought by Agent, the Trustee or any Holder to enforce its rights with respect to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will jointly and severally save, indemnify and keep Agent, the Trustee and Holders harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Agent, the Trustee or any Holder, to the extent such expense, loss, or damage is determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of Agent, the Trustee or such Holder as finally determined by a court of competent jurisdiction.  All such obligations of the Grantors shall be and remain enforceable against and only against each Grantor and shall not be enforceable against Agent, the Trustee or any Holder.

21.          LIMITATION ON LIENS ON COLLATERAL.  Each Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of Agent and the Holders in and to any of either of the Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

22.          NOTICE REGARDING COLLATERAL.  Each Grantor will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a Material Adverse Effect.

23.          REMEDIES; RIGHTS UPON DEFAULT.

(a)           In addition to all other rights and remedies granted to it under this Security Agreement, the Indenture, the other Security Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the UCC.  Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk.  Agent, the Trustee or any Holder shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent, the Trustee and Holders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases.  Such sales may be adjourned and continued from time to time with or without notice.  Agent shall have the right to conduct such sales on the Grantors’ premises or elsewhere and shall have the right to use the Grantors’ premises without charge for such time or times as Agent deems necessary or advisable.

(b)           Each Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and Grantor, whether at such Grantor’s premises or elsewhere.  Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent.  Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent.  Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent’s remedies (for the benefit of Agent, the Trustee and Holders), with respect to such appointment without prior notice or hearing as to such appointment.  Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided herein and in the Indenture, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to the applicable Grantor.  To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent, the Trustee or any Holder arising out of the repossession, retention or sale of the Collateral except such as determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of Agent, the Trustee or such Holder as finally determined by a court of competent jurisdiction.  Each Grantor agrees that ten (10) days prior written notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees or other out-of-pocket expenses actually incurred by Agent, the Trustee or any Holder to collect such deficiency.

(c)           Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(d)           To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this Section 23(d) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 23(d).  Without limitation upon the foregoing, nothing contained in this Section 23(d) shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 23(d).

24.          GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY.  For the purpose of enabling Agent to exercise rights and remedies under Section 23 hereof (including, without limiting the terms of Section 23 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, for the benefit of Agent, the Trustee and Holders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

25.          LIMITATION ON AGENT’S AND HOLDERS’ DUTY IN RESPECT OF COLLATERAL.  Agent, the Trustee and each Holder shall use reasonable care with respect to the Collateral in its possession or under its control.  None of Agent, the Trustee or any Holder shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent, the Trustee or such Holder, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

26.          MISCELLANEOUS.

(a)           Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Indenture; provided, however that notice to the Agent shall be delivered to the following address or such other address as notified by the Agent from time to time:

The Bank of New York

101 Barclay Street

Floor 8 West

New York, New York  10286

Attention:  Corporate Trust Administration

Fax:  212-815-5704

(b)           Severability.  Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.  This Security Agreement is to be read, construed and applied together with the Indenture and the other Security Documents which, taken together, set forth the complete understanding and agreement of Agent, the Trustee, the Holders and the Grantors with respect to the matters referred to herein and therein.

(c)           No Waiver; Cumulative Remedies.  Neither Agent, the Trustee nor any Holder shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth.  A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of Agent, the Trustee or any Holder, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and the Grantors.

(d)           Limitation by Law.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(e)           Termination of this Security Agreement.  Subject to Section 26(a) hereof, this Security Agreement shall terminate upon the payment in full of all other Obligations (other than indemnification Obligations as to which no claim has been asserted).

(f)            Successors and Assigns.  This Security Agreement and all obligations of the Grantors hereunder shall be binding upon the successors and assigns of the Grantors (including any debtor-in-possession on behalf of any Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent, the Trustee and Holders, hereunder, inure to the benefit of Agent, the Trustee and Holders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Agent, for the benefit of Agent, the Trustee and Holders, hereunder.  No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

(g)           Counterparts.  This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement.  This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

(h)           Governing Law.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY GRANTOR, AGENT, THE TRUSTEE AND HOLDERS PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS; PROVIDED, THAT AGENT, THE TRUSTEE, HOLDERS AND THE GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, AND, PROVIDED, FURTHER, NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT.  EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT

SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH IN SECTION 12.02 OF THE INDENTURE (SUCH NOTICE TO THE PARENT BEING DELIVERED TO THE PARENT IN CARE OF THE COMPANY AT THE COMPANY’S ADDRESS SET FORTH IN SECTION 12.02 OF THE INDENTURE) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(i)            Waiver of Jury Trial.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, LENDERS, AND GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

(j)            Section Titles.  The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(k)           No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

(l)            Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 26(i) and Section 26(j), with its counsel.

(m)          Benefit of Holders.  All Liens granted or contemplated hereby shall be for the benefit of Agent, the Trustee and Holders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Indenture.

(n)           Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to this Security Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of July 3, 2003 (the “Intercreditor Agreement”) among Bank of America, N.A., as Senior Agent, and The Bank of New York, as Trustee, and American Color Graphics, Inc.  In the event of any conflict between the terms of the Intercreditor Agreement and this Security Agreement, the terms of the Intercreditor Agreement shall govern.

(o)           Incorporation by Reference.  All of the rights, protections and privileges granted to the Trustee under the Indenture are incorporated by reference herein and shall inure to the benefit of the Agent herein.

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

AMERICAN COLOR GRAPHICS, INC., as a Grantor

By:	/s/ Patrick Kellick
Name:	Patrick Kellick
Title:	SVP/CFO

ACG HOLDINGS, INC., as a Grantor

By:	/s/ Patrick Kellick
Name:	Patrick Kellick
Title:	SVP/CFO

THE BANK OF NEW YORK, as Agent

By:	/s/ Robert A. Massimillo
Name:	Robert A. Massimillo
Title:	Vice President